EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

RIBBIT CAPITAL IV, L.P.

Signature:	/s/ Meyer Malka
Name/Title:	Meyer Malka, Director of General Partner of General Partner
Date:	November 14, 2025

RIBBIT CAPITAL GP IV, L.P.

Signature:	/s/ Meyer Malka
Name/Title:	Meyer Malka, Director of General Partner
Date:	November 14, 2025

RIBBIT CAPITAL GP IV, LTD.

Signature:	/s/ Meyer Malka
Name/Title:	Meyer Malka, Director
Date:	November 14, 2025

MEYER MALKA

Signature:	/s/ Meyer Malka
Name/Title:	Meyer Malka
Date:	November 14, 2025